Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Tuesday, October 18, 2005, BravePoint, Inc., a subsidiary of Chesapeake Utilities Corporation, sold Lightweight Association Management Processing Systems (LAMPS™) to Fidelity National Information Solutions, Inc., a subsidiary of Fidelity National Financial, Inc.

LAMPS™ is an Internet-based membership management software tool specifically developed for REALTOR® Associations which provides real time integration with the National Association of REALTOR® Database System. In addition, LAMPS™ provides comprehensive management tools, which include committee management, education, convention and meeting management.

Over the past two years, BravePoint has worked closely with various realtor associations and real estate professionals first in developing LAMPS™ and then in expanding its capabilities. Through this process, BravePoint was able to understand the information management demands of the industry and consequently, evolve LAMPS™ into the premier association software solution for the real estate industry. The sale will generate approximately $0.10 per share of earnings (diluted) during the fourth quarter of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: October 24, 2005